AMENDMENT TO BY-LAWS
                                    OF
         EATON VANCE TAX-MANAGED PREMIUM AND INCOME OPPORTUNITIES FUND


                           November 9, 2005


Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Tax-Managed Premium and Income Opportunities Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Tax-Managed Premium and Dividend Income Fund.

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